Exhibit 99.1

Zedge Announces First Quarter Fiscal 2017 Results

New York, NY & Trondheim, Norway – December 8, 2016: Zedge, Inc. (NYSE MKT: ZDGE) today announced results for the first quarter of its fiscal year 2017, the three months ended October 31, 2016.

First Quarter FY 2017 Operational and Financial Highlights

(Results are for the 1st quarter FY 2017 and are compared to the 1st quarter FY 2016 except where otherwise noted.)

■	MAU (Monthly Active Users) for the last 30 days of the quarter increased 2.6% to 31.6 million

■	Total installs at October 31, 2016 increased 32.6% to 230.5 million

■	Revenue decreased 6.9% to $2.4 million

■	Average revenue per MAU decreased 10.7% to $0.0233

■	Income from operations decreased 73.0% to $113 thousand

■	Net income per diluted share of $0.02 compared to $0.04

■	Working capital – current assets less current liabilities - increased 150% to $6.2 million at October 31, 2016 from $2.5 million at October 31, 2015

Management Remarks

“Zedge remains focused on growing our user base and improving engagement to facilitate future revenue growth. We are energized seeing the early fruits of this commitment in the first quarter results, particularly the uptick in our monthly active user base,” commented Tom Arnoy, co-founder and CEO. “We are confident that there is substantial untapped potential in this category and believe that our continued investments in building the right team, optimizing the user experience and expanding our product portfolio will help us in realizing our goals.”

Jonathan Reich, CFO and COO of Zedge, said, “Our first quarter results generate optimism, particularly with the return to user growth. The increase in MAU, one of our key performance indicators, is a good harbinger for revenue expansion and we remain focused on improving this metric in coming quarters. Furthermore, we re-introduced Zedge Ringtones on iTunes in November in the U.S. and Canada before releasing it globally in December. We expect that this will positively impact ARPMAU in the second quarter.”

Financial Results by Quarter (in thousands of USD)

	Q1 FY2017	Q4 FY2016	Q1 FY2016	Change 1Q16 to 1Q17
Revenue	$2,383	$2,452	$2,559		(6.9%)
Direct cost of revenue	$367	$367	$295		+24.4%
SG&A	$1,756	$2,439	$1,685		+4.2%
Depreciation & amortization	$138	$135	$160		(13.8%)

Write-off of software and technology development operating expense	$9	$281	-	$	+9

Income (loss) from operations	$113	$(771)	$419		$(306)

Net gain (loss) from FX and other	$51	$(17)	$(54)	$	+105
(Provision for) benefit from income taxes	$(1)	$9	$(40)	$	+39
Net income (loss)	$163	$(780)	$325		$(162)
Diluted earnings (loss) per share	$0.02	$(0.08)	$0.04		$(0.02)
Total current assets less total current liabilities	$6,196	$6,126	$2,476	$	+3,720

Earnings Conference Call

Zedge’s management will host an earnings conference call beginning at 5:30 PM Eastern time today, December 8th. Management’s presentation of the results, outlook and strategy will be followed by Q&A with investors.

To participate in the call, please dial toll-free 1-888-317-6003 (from the U.S.) or 1-412-317-6061 (outside the U.S.) at least five minutes before the 5:30 PM Eastern start, ask for the Zedge earnings conference call, and enter the conference ID: 5453687.

The conference call will also be webcast, and can be accessed both live and for three months following the call through this URL: http://services.choruscall.com/links/zdge161205nbyzxpUE.html.

Forward Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks, and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

About Zedge

Zedge is a content platform, and global leader in smartphone personalization, with more than 230 million app installs and 32 million monthly active users. People use Zedge to make their smartphones more personal; to express their emotions, tastes and interests using wallpapers, icons, widgets, ringtones and more. The Zedge platform enables brands, artists and creators to share their smartphone personalization content with their fans in order to extend their reach, reinforce their message and gain valuable insight into how customers interact with their content.

Contact:

Jonathan Reich

ir@zedge.net

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ZEDGE, INC.

CONSOLIDATED BALANCE SHEETS

	October 31, 2016	July 31, 2016
	(Unaudited)
	(in thousands, except par value)
Assets
Current assets:
Cash and cash equivalents	$5,983	$5,978
Trade accounts receivable, net of allowance for doubtful accounts of $0 at October 31, 2016 and July 31, 2016	1,679	1,668
Prepaid expenses	192	210
Other current assets	332	107
Total current assets	8,186	7,963
Property and equipment, net	2,058	1,843
Goodwill	2,411	2,361
Other assets	262	266
Total assets	$12,917	$12,433
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$74	$36
Accrued expenses	1,835	1,487
Deferred revenue	8	15
Due to IDT Corporation	73	299
Total current liabilities	1,990	1,837
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued	—	—
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at October 31, 2016 and July 31, 2016	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 8,865 and 8,819 shares issued and outstanding at October 31, 2016 and July 31, 2016, respectively	89	88
Additional paid-in capital	21,139	21,045
Accumulated other comprehensive loss	(744)	(817)
Accumulated deficit	(9,562)	(9,725)
Total stockholders’ equity	10,927	10,596
Total liabilities and stockholders’ equity	$12,917	$12,433

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ZEDGE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended October 31,
	2016	2015
	(in thousands, except per share data)

Revenues	$2,383	$2,559
Costs and expenses:
Direct cost of revenues (exclusive of amortization of capitalized software and technology development costs included below)	367	295
Selling, general and administrative	1,756	1,685
Depreciation and amortization	138	160
Write-off of capitalized software and technology development costs	9	—
Income from operations	113	419
Interest and other income	1	1
Net gain (loss) resulting from foreign exchange transactions	50	(55)
Income before income taxes	164	365
Provision for income taxes	(1)	(40)
Net income	163	325
Other comprehensive income (loss):
Changes in foreign currency translation adjustment	73	(92)
Total other comprehensive income (loss)	73	(92)
Total comprehensive income	$236	$233

Earnings per share attributable to Zedge, Inc. common stockholders:
Basic	$0.02	$0.04
Diluted	$0.02	$0.04
Weighted-average number of shares used in calculation of earnings per share:
Basic	9,261	8,161
Diluted	10,458	8,934

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ZEDGE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended October 31,
	2016	2015
	(in thousands)
Operating activities
Net income	$163	$325
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	138	160
Deferred income taxes	5	—
Stock-based compensation	27	6
Change in assets and liabilities:
Trade accounts receivable	(11)	(330)
Prepaid expenses and other current assets	(264)	(106)
Other assets	(2)	4
Trade accounts payable and accrued expenses	392	511
Due to IDT Corporation	(226)	(93)
Deferred revenue	(7)	(4)
Net cash provided by operating activities	215	473
Investing activities
Capitalized software and technology development costs and purchase of equipment	(349)	(183)
Net cash used in investing activities	(349)	(183)
Financing activities
Proceeds from exercise of stock options	124	—
Net cash provided by financing activities	124	—
Effect of exchange rates on cash and cash equivalents	15	(27)
Net increase in cash and cash equivalents	5	263
Cash and cash equivalents at beginning of period	5,978	2,170
Cash and cash equivalents at end of period	$5,983	$2,433

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